FOR IMMEDIATE RELEASE                             EXHIBIT 99.1

IES Holdings Reports Fiscal 2023 Second Quarter Results

HOUSTON — May 10, 2023 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended March 31, 2023.

Second Quarter 2023 Highlights
•Revenue of $569 million for the second quarter of fiscal 2023, an increase of 13% compared with $502 million for the same quarter of fiscal 2022
•Operating income of $31.6 million for the second quarter of fiscal 2023, compared with an operating loss of $4.9 million for the same quarter of fiscal 2022
•Net income attributable to IES of $21.6 million, or $0.92 per share for the second quarter of fiscal 2023, compared with a net loss of $5.4 million, or $0.30 per share for the same quarter of fiscal 2022
•Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) of $24.6 million or $1.07 per share for the second quarter of fiscal 2023, compared with adjusted net loss of $6.6 million or $0.36 per share for the same quarter of fiscal 2022
•Remaining performance obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $1.0 billion as of March 31, 2023
•Backlog (a non-GAAP financial measure, as defined below) of approximately $1.4 billion as of March 31, 2023

Overview of Results
“Our financial performance improved significantly in the second quarter of fiscal 2023 compared with the same quarter of fiscal 2022,” said Jeff Gendell, Chairman and Chief Executive Officer. "Our focus on project execution and operating efficiency led to improved margins, as we addressed the operating issues that resulted in prior year losses. Although we continue to be cautious about the economic outlook and its impact on demand for construction, we are pleased with the strength and resilience of our key markets, including housing, high-tech manufacturing facilities and electrical infrastructure projects.”

Our Communications segment’s revenue was $141.1 million in the second quarter of fiscal 2023, an increase of 8% compared with the second quarter of fiscal 2022, primarily driven by increased demand from data center and high-tech manufacturing customers. The segment's operating income increased to $11.8 million for the second quarter of fiscal 2023, compared with $0.2 million for the second quarter of fiscal 2022, as we benefited from improved project execution. Our results for the second quarter of fiscal 2022 included $9.3 million of losses related to an expansion into a new service area. We are no longer performing this type of work and have completed all such projects.

Our Residential segment’s revenue was $306.1 million in the second quarter of fiscal 2023, an increase of 18% compared with the second quarter of fiscal 2022, reflecting increased pricing and continued strong demand, particularly in the Florida single-family housing market, as well as several of our key multi-family markets. The Residential segment’s operating income was $16.8 million for the second quarter of fiscal 2023, an increase of 41% compared with the second quarter of fiscal 2022, as we benefited from the additional volume and improved pricing discussed above.

Our Infrastructure Solutions segment’s revenue was $52.6 million in the second quarter of fiscal 2023, an increase of 26% compared with the second quarter of fiscal 2022, primarily driven by continued strong demand in our generator enclosure business. Operating income for the second quarter of fiscal 2023 was $8.2 million, compared with $0.7 million for the second quarter of fiscal 2022. Results for the second quarter of fiscal 2022 were negatively affected by the impact of supply chain disruptions, COVID-related labor inefficiencies, and operating inefficiencies associated with the relocation of our Tulsa, Oklahoma operation to a new, larger facility in order to accommodate increased demand for our generator enclosure products.

Our Commercial & Industrial segment’s revenue was $69.0 million in the second quarter of fiscal 2023, compared with $68.8 million in the second quarter of fiscal 2022. Operating income for the second quarter of fiscal 2023 was $0.4 million, compared with an operating loss of $13.6 million for the second quarter of fiscal 2022. Our results for the second quarter of fiscal 2022 included losses of $12.1 million related to two projects at a single branch where we experienced execution issues which led to significant project rework. We continue to limit the size and duration of projects bid at this branch. Our former STR Mechanical business, which was sold at the beginning of the first quarter of fiscal 2023, contributed revenue and operating income of $4.3 million and $0.2 million, respectively, during the second quarter of fiscal 2022. The sale of STR resulted in a $13.0 million pretax gain in the first quarter of fiscal 2023.

Matt Simmes, Chief Operating Officer, commented, “We have recently made certain organizational changes at our operating segments to enhance profitability and improve the scalability of our business model. In addition, we will continue to pursue margin enhancement in all of our businesses through a focus on improved operating processes and project execution. We are optimistic about the opportunity for our Residential segment to expand the plumbing and HVAC trades across our network of electrical branches, and for our Infrastructure Solutions segment to enhance our manufacturing capacity and capabilities to meet market demand as it completes its facility expansions.”

“During the first six months of fiscal 2023, we generated operating cash flow of $60.1 million, which enabled us to substantially reduce our borrowings under our credit facility and end the quarter with a net cash position,” said Tracy McLauchlin, Chief Financial Officer. “Our strong balance sheet allowed us to invest a substantial amount of capital in fiscal 2022 to expand the footprint and capabilities of our business, and we expect to benefit from these expansions in fiscal 2023. We are committed to driving shareholder value, and will continue to be disciplined in our capital allocation strategy, seeking to strike the appropriate balance between share repurchases, organic investments and selective acquisitions. As previously discussed, we expect to fully utilize our federal tax net operating loss carryforwards during fiscal 2023 and, therefore, began making federal estimated tax payments in January 2023 in anticipation of having a federal income tax obligation for the fiscal year. As a result, we will have a higher cash tax rate for fiscal 2023 compared with 2022.”

Stock Buyback Plan
In December 2022, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to $40 million of our common stock from time to time, which replaced the Company's previous program. During the quarter ended March 31, 2023, the Company repurchased 4,048 shares at an average price of $34.97 per share under its repurchase programs. For the six months ended March 31, 2023, the Company repurchased 223,779 shares at an average price of $31.05. The Company had $37.6 million remaining under its stock repurchase authorization at March 31, 2023.

Non-GAAP Financial Measures and Other Adjustments
This press release includes adjusted net income attributable to IES, adjusted diluted earnings per share attributable to common stockholders, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted net income attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to common stockholders, adjusted earnings per share attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements, significant expenses associated with leadership changes, or gains or losses from the sale of a business, or noncash events, such as impairment charges or our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES's industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2023, and any amendments thereto.

About IES Holdings, Inc.
IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 8,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Tracy McLauchlin
Chief Financial Officer
IES Holdings, Inc.
(713) 860-1500

Investor Relations Contact:
Robert Winters or Stephen Poe
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future pandemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, delays in awarding new projects, construction delays, reduced demand for our services, delays in our ability to collect from our customers, the impact of third party vaccine mandates on employee recruiting and retention, or illness of management or other employees; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; the possibility of inaccurate estimates used when entering into fixed-price contracts and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2022 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Revenues	$568.9	$501.6	$1,143.8	$982.1
Cost of services	468.0	443.1	947.4	843.9
Gross profit	100.9	58.5	196.4	138.2
Selling, general and administrative expenses	69.3	63.4	137.1	122.8
Contingent consideration	0.1	0.1	0.1	0.1
Gain on sale of assets	(0.1)	(0.1)	(13.2)	(0.1)
Operating income (loss)	31.6	(4.9)	72.3	15.3
Interest expense	1.0	0.5	2.2	1.0
Other (income) expense, net	(1.8)	(0.1)	(1.1)	0.6
Income (loss) from operations before income taxes	32.3	(5.3)	71.1	13.7
Provision for (benefit from) income taxes	8.2	(1.3)	18.2	2.7
Net income (loss)	24.2	(4.1)	52.9	11.0
Net income attributable to noncontrolling interest	(2.6)	(1.4)	(5.0)	(2.0)
Net income (loss) attributable to IES Holdings, Inc.	$21.6	$(5.4)	$48.0	$9.1

Computation of earnings per share:
Net income (loss) attributable to IES Holdings, Inc.	$21.6	$(5.4)	$48.0	$9.1
Increase in noncontrolling interest	(2.8)	(0.9)	(5.8)	(0.9)
Net income (loss) attributable to common stockholders of IES Holdings, Inc.	$18.8	$(6.3)	$42.1	$8.1

Earnings (loss) per share attributable to common stockholders:
Basic	$0.93	$(0.30)	$2.08	$0.39
Diluted	$0.92	$(0.30)	$2.06	$0.38

Shares used in the computation of earnings (loss) per share:
Basic (in thousands)	20,171	20,772	20,207	20,737
Diluted (in thousands)	20,388	20,772	20,414	21,139

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE
TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE
ATTRIBUTABLE TO COMMON STOCKHOLDERS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net income (loss) attributable to IES Holdings, Inc.	$21.6	$(5.4)	$48.0	$9.1
Gain on sale of STR Mechanical	—	—	(13.0)	—
Provision for (benefit from) income taxes	8.2	(1.3)	18.2	2.7
Adjusted net income (loss) before taxes	29.7	(6.7)	53.2	11.8
Current tax (expense) benefit (1)	(5.1)	0.1	(8.7)	(0.8)
Adjusted net income (loss) attributable to IES Holdings, Inc.	24.6	(6.6)	44.5	11.0

Adjustments for computation of earnings per share:
Increase in noncontrolling interest	(2.8)	(0.9)	(5.8)	(0.9)
Adjusted net income (loss) attributable to common stockholders	$21.8	$(7.4)	$38.7	$10.1

Adjusted earnings (loss) per share attributable to common stockholders:
Basic	$1.08	$(0.36)	$1.92	$0.49
Diluted	$1.07	$(0.36)	$1.90	$0.48

Shares used in the computation of earnings (loss) per share:
Basic (in thousands)	20,171	20,772	20,207	20,737
Diluted (in thousands)	20,388	20,772	20,414	21,139

(1) Represents the tax expense related to the current period earnings which will be considered in the computation of tax to be paid in cash for the full year, and not offset by the utilization of net operating loss carryforwards

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	March 31,	September 30,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15.1	$24.8
Accounts receivable:
Trade, net of allowance	330.6	370.7
Retainage	74.0	65.1
Inventories	106.3	96.3
Costs and estimated earnings in excess of billings	48.0	52.1
Prepaid expenses and other current assets	17.9	15.4
Total current assets	591.9	624.4
Property and equipment, net	55.1	54.4
Goodwill	92.4	92.4
Intangible assets, net	63.6	71.9
Deferred tax assets	15.4	20.5
Operating right of use assets	54.2	55.9
Other non-current assets	16.5	15.1
Total assets	$889.1	$934.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$278.1	$317.0
Billings in excess of costs and estimated earnings	94.8	84.9
Total current liabilities	373.0	401.9
Long-term debt	14.2	81.6
Operating long-term lease liabilities	36.7	38.1
Other non-current liabilities	30.9	22.6
Total liabilities	454.7	544.2
Noncontrolling interest	36.6	29.2
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(49.8)	(44.0)
Additional paid-in capital	202.0	201.9
Retained earnings	245.3	203.2
Total stockholders’ equity	397.8	361.3
Total liabilities and stockholders’ equity	$889.1	$934.7

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Six Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$52.9	$11.0
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	0.3	0.1
Deferred financing cost amortization	0.1	0.1
Depreciation and amortization	13.3	12.4
Gain on sale of assets	(13.2)	(0.1)
Non-cash compensation expense	2.0	1.9
Deferred income taxes	7.0	1.9
Changes in operating assets and liabilities:
Accounts receivable	35.7	(22.8)
Inventories	(11.8)	(17.3)
Costs and estimated earnings in excess of billings	4.1	(12.1)
Prepaid expenses and other current assets	(11.7)	(3.8)
Other non-current assets	1.7	(2.0)
Accounts payable and accrued expenses	(30.5)	26.9
Billings in excess of costs and estimated earnings	10.1	1.1
Other non-current liabilities	—	(0.2)
Net cash provided by (used in) operating activities	60.1	(2.9)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6.7)	(21.6)
Proceeds from sale of assets	19.1	0.2
Cash paid in conjunction with equity investments	(0.2)	(0.5)
Net cash provided by (used in) investing activities	12.3	(21.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	1,163.0	872.6
Repayments of debt	(1,230.5)	(842.7)
Cash paid for finance leases	(1.6)	(0.6)
Distribution to noncontrolling interest	(5.3)	(3.3)
Purchase of treasury stock	(7.6)	(4.9)
Net cash provided by (used in) financing activities	(82.1)	21.0
NET DECREASE IN CASH AND CASH EQUIVALENTS	(9.7)	(3.8)
CASH and CASH EQUIVALENTS, beginning of period	24.8	23.1
CASH and CASH EQUIVALENTS, end of period	$15.1	$19.3

IES HOLDINGS, INC. AND SUBSIDIARIES
OPERATING SEGMENT STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Revenues
Communications	$141.1	$130.6	$288.4	$258.0
Residential	306.1	260.4	624.2	502.2
Infrastructure Solutions	52.6	41.7	101.9	83.8
Commercial & Industrial	69.0	68.8	129.3	138.1
Total revenue	$568.9	$501.6	$1,143.8	$982.1

Operating income (loss)
Communications	$11.8	$0.2	$21.2	$9.3
Residential	16.8	11.9	37.3	23.5
Infrastructure Solutions	8.2	0.7	12.9	2.4
Commercial & Industrial (1)	0.4	(13.6)	11.4	(12.0)
Corporate	(5.6)	(4.0)	(10.5)	(7.7)
Total operating income (loss)	$31.6	$(4.9)	$72.3	$15.3

(1) Commercial & Industrial's operating income for the six months ended March 31, 2023 includes a pretax gain of $13.0 million related to the sale of STR Mechanical.

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net income (loss) attributable to IES Holdings, Inc.	$21.6	$(5.4)	$48.0	$9.1
Provision for (benefit from) income taxes	8.2	(1.3)	18.2	2.7
Interest & other (income) expense, net	(0.7)	0.4	1.2	1.6
Depreciation and amortization	6.9	6.2	13.3	12.4
EBITDA	$35.9	$(0.1)	$80.6	$25.7
Gain on sale of STR Mechanical	—	—	(13.0)	—
Non-cash equity compensation expense	1.1	1.0	2.0	1.9
Adjusted EBITDA	$36.9	$0.9	$69.6	$27.6

IES HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	March 31,	September 30,	March 31,
	2023	2022	2022
Remaining performance obligations	$1,012	967	$835
Agreements without an enforceable obligation (1)	377	319	$247
Backlog	$1,389	1,286	$1,082

(1) Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.